UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 28.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 17, 2006 (January 16, 2006)

ALLOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(303) 426-6262

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 16, 2006, Michael E. Hart, the President, Chief Executive Officer and Chief Financial Officer of Allos Therapeutics, Inc. (the “Company”), notified the Company’s Board of Directors of his intention to resign his positions once a successor CEO is named.  Mr. Hart will continue to serve as a member of the Board of Directors and will remain in his current capacity while the Board conducts a search for a successor.  The Board has retained a nationally recognized executive search firm to assist in the recruitment of a successor.

Item 7.01               Regulation FD Disclosure.

On January 16, 2006, the Company issued a press release announcing that Michael E. Hart, the Company’s President, Chief Executive Officer and Chief Financial Officer, has notified the Company’s Board of Directors of his intention to resign his positions once a successor CEO is named.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release, dated January 16, 2006, entitled “Allos Therapeutics Announces CEO Succession Plans.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 17, 2006

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel